Exhibit 99.1

Investor and Media Inquiries:

Chris Kettmann

773-497-7575

ckettmann@lincolnchurchilladvisors.com

Priority Technology Holdings Expands Management Team

ALPHARETTA, GEORGIA – November 27, 2018 – Priority Technology Holdings, Inc. (NASDAQ: PRTH) (“Priority” or the “Company”), a leading provider of merchant acquiring and commercial payment solutions, today announced that the Board of Directors has approved the expansion of its senior management team as well as the transition of several members into new roles:

●	Michael Vollkommer will be joining the Company as its new Chief Financial Officer

●	Bruce Mattox will transition from Chief Financial Officer to a new role as Chief Accounting Officer

●	John Priore will transition from CEO to his new role as Vice-Chairman of the Board

●	Current Executive Chairman Tom Priore will be assuming the role of Chief Executive Officer

These changes follow other recent additions to Priority’s management team, including Chief Operating Officer Timothy Schneible, Chief Marketing Officer Jeff Stein and SVP of Human Resources Mayrov Eagan.

“As a newly public company and leader in the payment processing industry, we have been focused on bringing in the talent necessary to operate at a world-class level across all areas of the organization. The recent additions we have made to our senior management team are critical steps toward achieving that goal. I am particularly pleased to welcome Mike Vollkommer, a veteran of the payments industry. Mike is a former public company CFO who brings a wealth of financial discipline and capital allocation experience to the CFO function. I look forward to his contributions to our success as he moves into this new role,” said Tom Priore, Chief Executive Officer of the Company.

Michael Vollkommer is a CPA who has over 30 years of financial experience in a variety of industries, serving in executive-level positions within several global corporations after beginning his career at a Big Four accounting firm. Vollkommer most recently served as the CFO of Vesta Corporation, a worldwide provider of comprehensive fraud and payment solutions for online commerce, and before that was the CFO of Mueller Water Products. From 2001 to 2006 Vollkommer was EVP and CFO of Certegy Inc., a public payment services company that was spun off from Equifax.

“I am thrilled to join the Priority management team,” Vollkommer said. “This is an exciting time at Priority with its flexible, best-in-class consumer and commercial payments solutions poised to drive exceptional future growth. I look forward to being part of Priority’s ongoing success.”

Priore added, “In addition to bringing in new talent to help propel our growth, we also executed a planned transition of several executive team members into new roles. As a co-founder of the Company with significant experience working in the investment community and building new business lines, my move to CEO was a logical decision following Priority’s entry into the public markets along with the evolution of our integrated business. John will continue to play an instrumental role as Vice-Chairman of the Board, with a focus on growing relationships in the marketplace – something for which he has always shown a passion and natural talent. Bruce Mattox has served as Priority’s CFO over the last eight years and helped guide us through tremendous growth leading up to becoming a public company. Bruce’s move into the newly created role of Chief Accounting Officer will further strengthen the finance team and give Mike a trusted and knowledgeable resource to aid in his new role. This enhanced senior management team leaves us well positioned to execute on our growth and operating strategies to drive long-term shareholder value.”

About Priority Technology Holdings, Inc.

Priority is a leading provider of merchant acquiring and commercial payment solutions, offering unique product and service capabilities to its merchant network and distribution partners. Our enterprise operates from a purpose-built business platform that includes tailored customer service offerings and bespoke technology development, allowing us to provide end-to-end solutions for payment and payment-adjacent opportunities. Additional information can be found at www.PRTH.com.

Forward-Looking Statements

This press release contains forward-looking statements that are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. In some cases, you can identify forward-looking statements by use of words such as “may, will, should, anticipates, believes, expects, plans, future, intends, could, estimate, predict, projects, targeting, potential or contingent,” the negative of these terms or other similar expressions. Our actual results could differ materially from those discussed or implied herein.

We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings. These filings are available online at www.sec.gov or www.PRTH.com.

We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.